Exhibit 99.1

Power REIT Announces Rights Offering to Existing Common Shareholders to Raise Capital for Acquisitions

Sets December 28, 2020 as Record Date

Old Bethpage, New York, December 18, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it intends to conduct a rights offering (the “Rights Offering”). Power REIT is conducting the Rights Offering to offer existing holders of its Common Shares the ability to participate in providing capital to the Power REIT on a non-dilutive basis. The proceeds are intended to be used primarily to finance acquisitions of real property assets, in particular real estate within the Controlled Environment Agriculture (“CEA”) sector, and to fund our subsidiaries. In addition, the proceeds may be used to retire all or a portion of any debt, to redeem any outstanding preferred stock, or for working capital purposes, including the payment of distributions, interest and operating expenses.

Power REIT has established December 28, 2020 at 5:00 PM Eastern Time as the record date (the “Record Date”) for the Rights Offering.

Upon commencement of the planned Rights Offering, the Trust will distribute non-transferable rights (the “Rights”) to purchase additional shares of Power REIT’s common stock to existing Power REIT common stockholders and holders of outstanding Power REIT options. Additionally, holders of Rights may subscribe for additional shares of our Common Shares through an over-subscription privilege.

No rights will be distributed until the final terms of the Rights Offering, including the subscription price and the expiration date for the Rights, have been set forth in a final prospectus supplement that will be filed with the SEC and distributed to stockholders of the Trust’s Common Shares as of the Record Date.

A Registration Statement relating to the Rights Offering has been filed with the Securities and Exchange Commission but has not yet become effective. The Trust may not accept any offers to purchase Power REIT Common Shares pursuant to the Rights prior to the time the Registration Statement becomes effective.

This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to raise capital through the Rights Offering as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NYSE-AMEX listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com